EXHIBIT 11


                       ENVIRONMENTAL ELEMENTS CORPORATION
              STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE
               FOR THE YEARS ENDED MARCH 31, 1996, 1995, AND 1994


PRIMARY:                                                       1996           1995           1994
Common shares outstanding................................   6,879,699      6,846,099      6,834,150

Dilutive effect of common stock equivalents:
   Stock options.........................................          --          7,970         77,741
                                                            ---------      ---------      ---------


Weighted average number of shares........................   6,879,699      6,854,069      6,911,891
                                                            =========      =========      =========


FULLY DILUTED:

Common shares outstanding................................   6,879,699      6,846,099      6,834,150

Dilutive effect of common stock equivalents:
     Stock options.......................................          --         23,196         30,311
                                                            ---------      ---------      ---------


Weighted average number of shares........................   6,879,699      6,869,295      6,864,461
                                                            =========      =========      =========

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